As filed with the Securities and Exchange Commission on May 4, 2000
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ----------------

                                Sequa Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                                    13-1885030
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                                 200 Park Avenue
                            New York, New York 10166
              (Address of Principal Executive Offices and Zip Code)
                                ----------------

                                Sequa 401(k) Plan
                            (Full title of the plan)
                                ----------------
                               Norman E. Alexander
                Chairman of the Board and Chief Executive Officer
                                Sequa Corporation
                                 200 Park Avenue
                            New York, New York 10166
                     (Name and address of agent for service)
                                 (212) 986-5500
          (Telephone number, including area code, of agent for service)
                                ----------------

                                    Copy to:

                              W. Leslie Duffy, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                                ----------------

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
 Title of Securities to     Amount to be      Proposed Maximum Offering      Proposed Maximum           Amount of Regis-
     be Registered        Registered(1)(2)      Price Per Share(3)       Aggregate Offering Price(3)    tration Fee (3)
------------------------  ----------------   -------------------------   ---------------------------    -----------------
        Class A
       Common Stock,
       no par value       200,000 shares            $47.94                   $9,588,000                 $2,531.24
=========================================================================================================================

(1) There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.

(2) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Common Stock of Sequa Corporation on April 27, 2000, which was $47.94 per share, as reported on the New York Stock Exchange.


================================================================================

                                 EXPLANTORY NOTE

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

     The Plan changed its name from the Chromalloy Incentive Savings Plan for Salaried Employees/Sequa Thrift Plan to the Sequa 401(k) Plan as of April 28, 2000.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference and made a part hereof:

     1. Registrant's Annual Report on Form 10-K (File No. 1-804) for the year ended December 31, 1999 (the "1999 Form 10-K").

     2. Registrant's Proxy Statement on Schedule 14A (File No. 1-804) filed April 5, 2000.

     3. The description of Registrant's Class A Common Stock contained in our Form 8-A (File No. 1-804) dated December 3, 1986.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     This item is not applicable as Registrant's Class A Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     This item is not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation contains provision permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

     The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     This item is not applicable.

ITEM 8. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

     The Registrant will submit the Plan, including any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Sequa Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of New York, New York on the 4th day of May, 2000.

                                  SEQUA CORPORATION
                                     (Registrant)



                                  By:  /s/ Norman E. Alexander
                                       ---------------------------------
                                       Norman E. Alexander
                                       Chairman of the Board and Chief
                                         Executive Officer

     Each person whose signature appears below appoints Norman E. Alexander, John J. Quicke and Stuart Z. Krinsly, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                             Date
---------                                      -----                                             ----

                                               Chairman of the Board and Chief
/s/ Norman E. Alexander                        Executive Officer                                 May 4, 2000
-----------------------------------------      (Principal Executive Officer)
Norman E. Alexander


/s/ John J. Quicke                             President, Chief Operating
-----------------------------------------      Officer and Director                              May 4, 2000
John J. Quicke

                                               Senior Executive Vice
                                               President, General Counsel and                    May 4, 2000
/s/ Stuart Z. Krinsly                          Director
-----------------------------------------
Stuart Z. Krinsly

/s/ Martin Weinstein                           Executive Vice President, Gas
-----------------------------------------      Turbine Operations and Director                   May 4, 2000
Martin Weinstein


/s/ Howard M. Leitner                          Senior Vice President, Finance
-----------------------------------------      (Principal Financial Officer)                     May 4, 2000
Howard M. Leitner



/s/ William P. Ksiazek                         Vice President and Controller
------------------------------------------     (Principal Accounting Officer)                    May 4, 2000
William P. Ksiazek


/s/ Leon D. Black                              Director                                          May 4, 2000
------------------------------------------
Leon D. Black


/s/ Alvin Dworman                              Director                                          May 4, 2000
------------------------------------------
Alvin Dworman


/s/ David S. Gottesman                         Director                                          May 4, 2000
------------------------------------------
David S. Gottesman


/s/ Donald D. Kummerfeld                       Director                                          May 4, 2000
------------------------------------------
Donald D. Kummerfeld


/s/ Richard S. Lefrak                          Director                                          May 4, 2000
------------------------------------------
Richard S. LeFrak


/s/ Michael I. Sovern                          Director                                          May 4, 2000
------------------------------------------
Michael I. Sovern


/s/ Fred R. Sullivan                           Director                                          May 4, 2000
------------------------------------------
Fred R. Sullivan


/s/ Gerald Tsai, Jr.                           Director                                          May 4, 2000
------------------------------------------
Gerald Tsai, Jr.


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4th day of May, 2000.

                                   SEQUA 401(k) PLAN



                                   By: /s/ Jesse Battino
                                       -------------------------------------
                                       Jesse Battino, Employee Benefits Plan
                                       Administrative Committee

                                INDEX TO EXHIBITS


Exhibit
Number                               Exhibit

3(i)(a) -- Restated Certificate of Incorporation and two Certificates of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 4(a) of Registration Statement No. 33-12420 on Form S-8 filed on March 6, 1987).

3(i)(b) -- Certificate of Amendment of Certificate of Incorporation, dated May 7, 1987 (incorporated by reference to Exhibit 3(b) of the Annual Report on Form 10-K, File No. 1-804, for the year ended December 31, 1988, filed on March 28, 1989).

3(i)(c) -- Certificate of Amendment of Certificate of Incorporation, dated June 4, 1999.

3(ii) -- Restated and amended (as of August 26, 1993) by-laws (incorporated by reference to Exhibit 3.3 of Registration Statement No. 33-50843 on Form S-1, filed on October 29, 1993).

5         -- * Opinion of Cahill Gordon & Reindel

23(a)     -- Consent of Cahill Gordon & Reindel (contained in Exhibit 5)

23(b)     -- * Consent of Arthur Andersen LLP

24 -- Power of Attorney (set forth on the signature page of this Registration Statement)

99(a)     -- * Sequa 401(k) Plan, as amended and restated through April 27, 2000

99(b) -- * Trust Agreement effective as of September 1, 1998 by and between Registrant and Vanguard Fiduciary Trust Company


----------------
* Filed herewith




                                      E-1